UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2020

FIRST NORTHWEST BANCORP
(Exact name of registrant as specified in its charter)

Washington	001-36741	46-1259100
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

105 West 8th Street, Port Angeles, Washington	98362
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (360) 457-0461

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, par value $0.01 per share	FNWB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
First Northwest Bancorp (the "Company") and its wholly owned subsidiary First Federal Savings and Loan Association of Port Angeles ("First Federal" and collectively with the Company, "First Northwest") has announced that on April 28, 2020, Geri Bullard was appointed Executive Vice President and Chief Financial Officer of First Northwest, effective immediately. Ms. Bullard will also serve as Principal Accounting Officer. Ms. Bullard had been appointed Interim Chief Financial Officer and Principal Accounting Officer of First Northwest on March 16, 2020.
Ms. Bullard, age 55, joined First Federal as Senior Vice President and Treasurer in January 2020. She has more than 20 years of experience serving as Controller or Chief Financial Officer at financial institutions located in the Pacific Northwest, California, and Idaho. Prior to joining First Federal, Ms. Bullard served as Controller at Salal Credit Union, located in Seattle, from August 2018 to January 2020; Chief Financial Officer of First Sound Bank, also in Seattle, from February 2017 to August 2018; Controller at Sound Community Bank from October 2015 to February 2017; and Chief Financial Officer of Bank of Washington from October 2014 to October 2015. Ms. Bullard holds a Bachelor of Science degree from Humboldt State University and is a licensed CPA and CMA.
Ms. Bullard does not have an interest in any transactions requiring disclosure under Item 404(a) of Regulation S-K. There are no family relationships between Ms. Bullard and any of the Company's directors or other executive officers. Other than as described below, there are no arrangements or understandings between Ms. Bullard and any other persons or entities pursuant to which she has been appointed as Executive Vice President and Chief Financial Officer.
Ms. Bullard also entered into an Executive Employment Agreement (the "Employment Agreement") with First Northwest, effective April 28, 2020 (the "Effective Date"). The Employment Agreement has a three-year term. Beginning on April 28, 2021, and each year thereafter, the term of the Employment Agreement will be extended for one year unless any party gives notice of non-extension at least 90 days before the anniversary date.
The Compensation Committee of the Company's Board of Directors (the "Board") approved the following specific terms of Ms. Bullard's compensation as of the Effective Date: (i) an annual base salary of $220,000; (ii) a signing bonus of $10,000; (iii) an award of 12,500 shares of restricted stock vesting in five equal annual installments beginning on May 1, 2021; and (iv) eligibility for incentive opportunities as a percentage of Ms. Bullard's annual base salary as authorized by the Board or the Board's Compensation Committee.
If Ms. Bullard's employment is terminated without her consent other than for cause, disability, or death, or by Ms. Bullard for "Good Reason," other than in connection with a "Change in Control" of First Northwest, then for one year after the date of termination, First Northwest will be required to pay her salary at the rate in effect immediately prior to the date of termination, plus the pro rata portion of any incentive award or bonus (the amount of which will be determined by the Compensation Committee in its sole discretion), paid out pro rata over the one-year period, plus a lump sum payment equal to the cost of coverage under First Northwest's health, life, and disability programs for twelve months.
In the event of termination in connection with a Change in Control, the Employment Agreement provides that First Northwest will pay to Ms. Bullard, in a lump sum, as soon as practicable following termination, an amount equal to two times the average of her annual salary for the previous five years, plus an amount equal to the cost of coverage under First Northwest's health, life, and disability programs for twelve months. Section 280G of the Internal Revenue Code provides that, if payments made in connection with a Change in Control equal or exceed three times the individual's base amount, a portion of those payments are deemed to be "excess parachute payments." An executive's "base amount" is generally the average of the executive's taxable compensation for the last five years preceding the year in which a Change in Control occurs. Individuals are subject to a 20% excise tax on the amount of such excess parachute payments, and First Northwest would not be entitled to deduct the amount of such excess parachute payments. The Employment Agreement provides that severance and other payments payable upon a Change in Control that constitute parachute payments, and would be subject to the excise tax, must either be (i) paid in full or (ii) paid to a lesser extent only if no portion would then be subject to the excise tax, whichever amount results in Ms. Bullard's receipt, on an after-tax basis, of the greatest amount of benefits.
All severance payments upon termination are subject to Ms. Bullard's execution of a general release of claims against First Northwest. Under the Employment Agreement, she has also agreed not to compete with First Federal, and not to solicit any employees or any customers (or potential customers actively solicited by First Federal during the preceding 12 months) to leave First Federal, while employed by First Federal and for one year following termination of employment.
The general terms of the Employment Agreement, including definitions of Good Reason and Change in Control, are set forth in a form of executive employment agreement for executive officers of First Northwest previously approved by the Board and incorporated by reference into this report as Exhibit 10.1. The general terms of the employment agreements are also summarized under the heading "Employment Agreements with Named Executive Officers" in the Company's definitive proxy statement filed with the Securities and Exchange Commission on March 20, 2020.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

See Exhibit Index below.

EXHIBIT INDEX

Exhibit     Description

10.1
Form of Executive Employment Agreement with the Company's Executive Officers other than Chief Executive Officer. Incorporated by reference to Exhibit 10.4 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST NORTHWEST BANCORP

Date:	May 4, 2020	/s/Matthew P. Deines
Matthew P. Deines
President and Chief Executive Officer